Exhibit 23.3

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-1 of Everside Health Group, Inc. of our report dated May 14, 2021, relating to the consolidated financial statements of Healthstat, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina

August 27, 2021